Exhibit 99

For Immediate Release

FOR:	QUIXOTE CORPORATION
CONTACT:	Daniel P. Gorey	Investor Relations:
	Chief Financial Officer	Eric Boyriven/Bob Joyce
	Joan R. Riley	FD
	Director of Investor Relations	(212) 850-5600
(312) 467-6755

QUIXOTE CORPORATION REPORTS FISCAL 2009 FIRST QUARTER RESULTS

•                  International sales increase 58% over the first quarter of fiscal 2008

•                  Backlog increases 9% to $19 million compared to the first quarter of fiscal 2008

CHICAGO, IL, October 30, 2008 – Quixote Corporation (Nasdaq: QUIX) today reported results for its fiscal 2009 first quarter ended September 30, 2008.

For the fiscal 2009 first quarter, net sales were $25,139,000, an increase of 3% compared to net sales of $24,504,000 in the first quarter of fiscal 2008.   Earnings from continuing operations for the first quarter of fiscal 2009 were $263,000, or $0.03 per diluted share, compared to earnings from continuing operations of $574,000, or $0.06 per diluted share, for the first quarter of fiscal 2008.  The net loss for the first quarter of fiscal 2009 was $495,000, or $0.05 per diluted share, which included a loss from discontinued operations of $758,000, or $0.08 per diluted share.  The loss from discontinued operations for the first quarter of fiscal 2009 included a loss of $712,000, or $0.08 per diluted share, related to the sale of the Intersection Control segment.  Net earnings for the first quarter of fiscal 2008 were $470,000, or $0.05 per diluted share, which included a loss from discontinued operations of $104,000, or $0.01 per diluted share.

Leslie J. Jezuit, Chairman and Chief Executive Officer, commented, “Overall, in light of the current economic conditions, we are pleased with our first quarter financial results.  Sales increased in both our Protect & Direct and Inform segments supported by our strong performance in the international marketplace.  We continued to see strong order flow and record sales internationally, which were largely offset by lower domestic sales compared to the first quarter of last year due to state and municipal budgetary constraints.  International sales increased by 58% with growth reported in each of our non-US regions, particularly in Europe.  In the first quarter, 32% of sales were from international markets, compared with 21% in the same period last year.  Profitability in our Protect & Direct segment was lower quarter over quarter due to unfavorable product mix, while profitability in our Inform segment increased based on its higher sales volumes.”

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Mr. Jezuit added, “We continue to invest in international opportunities, which is enabling us to further diversify geographically and increase our presence in markets where demand for our products continues to grow.  In Europe, sales nearly doubled with improved distribution and success in selling our ABC Terminal product.  We are excited about the opportunities we see internationally and we expect that international sales will be an increasing part of our business.  In addition, we continue to focus on the development of new innovative products, and we now have a broader set of products that enables us to meet the transportation safety needs of our customers both here and abroad.”

Mr. Jezuit concluded, “Although the near-term outlook for domestic state and municipal spending remains uncertain, recent developments may lead to an improvement in current market conditions.  Recent legislation has injected $8.0 billion into the federal highway trust fund that will ensure full federal funding for 2009.  In addition, the current trend toward lower gasoline prices may positively impact state and federal gasoline tax collections as drivers return to the road.  There is also the prospect of a possible economic stimulus package aimed at increasing jobs through infrastructure projects.  Although we remain cautious, these factors provide us with guarded optimism that prospects for domestic sales of our products may improve in the near-term.  Over the long-term, there remains a critical need to invest in an aging U.S. transportation infrastructure that has to be addressed.  We believe we have positioned our business for growth once the environment for domestic state and municipal spending improves.”

Quixote Corporation will be hosting a telephone conference call at 10 a.m., Eastern Time, today, October 30, 2008, to further discuss its quarterly results and corporate developments.  This conference call will be broadcast simultaneously over the Internet at www.quixotecorp.com and may be accessed and listened to by clicking the icon on the Company’s homepage.

Quixote Corporation, (www.quixotecorp.com), through its wholly-owned subsidiaries, Quixote Transportation Safety, Inc. and Quixote Transportation Technologies, Inc., is the world’s leading manufacturer of energy-absorbing highway crash cushions, electronic wireless measuring and sensing devices, weather forecasting stations, computerized highway advisory radio transmitting systems, flexible post delineators and other transportation safety products.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters set forth in this news release are forward-looking statements.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the Company’s Form 10-K for its fiscal year ended June 30, 2008, under the caption “Forward-Looking Statements” and “Risk Factors” in Management’s Discussion and Analysis of Financial Condition and Results of Operations, which discussion is incorporated herein by this reference. Other factors may be described from time to time in the Company’s public filings with the Securities and Exchange Commission, news releases and other communications.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(3 Tables to Follow)

Quixote Corporation
Earnings Summary

(Unaudited)

	Three Months Ended	Three Months Ended
	September 30,	September 30,
	2008	2007

Net sales	$25,139,000	$24,504,000
Cost of sales	16,901,000	16,085,000

Gross profit	8,238,000	8,419,000

Operating expenses:
Selling & administrative	5,974,000	5,513,000
Research & development	922,000	889,000
	6,896,000	6,402,000

Operating profit	1,342,000	2,017,000

Other income (expense):
Interest income		2,000
Interest expense	(917,000)	(1,095,000)
	(917,000)	(1,093,000)

Earnings from continuing operations before income taxes	425,000	924,000
Income tax provision	162,000	350,000

Earnings from continuing operations	263,000	574,000

Discontinued operations:
Loss from operations, net of income taxes	(46,000)	(104,000)
Loss on sale of discontinued operations, net of income taxes	(712,000)
Loss from discontinued operations, net of income taxes	(758,000)	(104,000)

Net earnings (loss)	$(495,000)	$470,000

Per share data – basic:
Earnings from continuing operations	$0.03	$0.06
Loss from discontinued operations	$(0.08)	$(0.01)
Net earnings (loss)	$(0.05)	$0.05
Average common shares outstanding	9,188,195	9,057,365

Per share data - diluted:
Earnings from continuing operations	$0.03	$0.06
Loss from discontinued operations	$(0.08)	$(0.01)
Net earnings (loss)	$(0.05)	$0.05
Average diluted common shares outstanding	9,188,195	9,127,167

Quixote Corporation
Balance Sheet

(Unaudited)

	As of September 30,	As of June 30,
	2008	2008
Assets
Current assets
Cash and cash equivalents	$207,000	$408,000
Accounts receivable, net	22,180,000	23,801,000
Inventories, net	20,336,000	19,389,000
Other current assets	3,875,000	3,112,000
Assets of business held for sale		20,161,000
	46,598,000	66,871,000

Property, plant and equipment, net	16,394,000	16,711,000
Intangible assets and other, net	20,210,000	20,481,000
Deferred tax assets	13,508,000	13,371,000
Assets of business held for sale		4,109,000
	$96,710,000	$121,543,000

Liabilities and Shareholders’ Equity
Current liabilities	$11,755,000	$31,127,000
Liabilities of business held for sale		5,520,000
Long-term debt, net	40,000,000	40,000,000
Other long-term liabilities	1,045,000	1,059,000
Shareholders’ equity	43,910,000	43,837,000
	$96,710,000	$121,543,000

Quixote Corporation
Other Information

(Unaudited)

	Three Months Ended September 30,
	2008	2007

Depreciation and amortization expense	$969,000	$924,000
Capital expenditures	$411,000	$870,000

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